EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 10/13/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.51%	-0.06%	6.92%
Class B Units	-0.52%	-0.09%	6.20%
* Subject to independent verification

WEEKLY COMMENTARY FOR THE WEEK ENDED OCTOBER 13, 2006

The Grant Park Futures Fund sustained trading losses during the past week. Positions in the interest rate sector accounted for the majority of losses, followed by setbacks in the soft/agricultural commodities. Gains came from the stock indices and metals.

Long positions in the interest rate sector reported losses after strong U.S. retail sales data sent prices for U.S. fixed income instruments to lower levels. Ten-year notes, Thirty-year bonds and Eurodollars, which had already come under pressure after the minutes from the Federal Reserve Bank’s last meeting revealed that some Fed officials had harbored concerns regarding growth and inflation, fell further on news that September retail sales rose 0.4% versus economists’ expectations of -0.2%. Analysts also suggested that a stronger than expected reading on the University of Michigan consumer sentiment survey was a factor in lower fixed income prices. Long positions in the Japanese Government Bond also reported losses as prices there fell.

Short positions in the orange juice contract on the New York Board of Trade sustained losses after a report by the U.S. Department of Agriculture estimated the 2006-7 crop to be the smallest since 1989. The report cited damage from hurricanes over the past two years as well as disease and frost from the previous winter as factors in the small crop size. The November contract gained 28.95 cents, or a little more than 17%, to settle the week at $1.9150 per pound. Grant Park’s short positions were liquidated during the rally and the Fund presently carries no position in the contract.

Global equity markets continued their recent rally this week, leading to gains for the stock index sector. Analysts suggested that the markets were spurred higher on a combination of lower energy prices and healthy corporate earnings. Long positions in the S&P Composite Index, German DAX and NASDAQ-100 recorded gains.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY
INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, long positions in the metal sector were profitable as worries over supply pushed raw materials prices higher. Strong demand for nickel from steel producers continued to put pressure on inventories, resulting in higher prices for the base metal. Zinc and lead prices were also higher, resulting in gains for long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com